                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             TASTY BAKING COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                               [TASTYKAKE LOGO]
                              TASTY BAKING COMPANY
                            2801 Hunting Park Avenue
                        Philadelphia, Pennsylvania 19129

                                                     March 30, 2001

Dear Shareholder:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Tasty Baking Company which will be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania 19144, on Friday, April 27, 2001 at 11:00 a.m.

     At the meeting, shareholders will be asked to elect two Class 3 directors to hold office until the Annual Meeting of Shareholders in 2004, to adopt the Tasty Baking Company Restricted Stock Incentive Plan, to ratify the appointment of PricewaterhouseCoopers LLP as independent public accountants for the fiscal year ending December 29, 2001, and to transact such other business as may properly come before the meeting. The accompanying Notice of Annual Meeting and Proxy Statement describe in more detail the business to be transacted at the Annual Meeting.

     Your participation in the Annual Meeting of the Company is important, regardless of the number of shares you own. In order to insure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please complete and return the enclosed proxy card as soon as possible. If you choose to attend the meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

     The Board of Directors appreciates your time and attention in reviewing the accompanying Proxy Statement. Thank you for your continued interest in Tasty Baking Company. I look forward to seeing you at the meeting.


                               Sincerely,


                               Carl S. Watts
                               Chairman, President and Chief Executive Officer

                             TASTY BAKING COMPANY
                           2801 Hunting Park Avenue
                       Philadelphia, Pennsylvania 19129

                                -------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held on April 27, 2001

                                -------------

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Tasty Baking Company (the "Company") will be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania 19144, on Friday, April 27, 2001 at 11:00 a.m., for the following purposes:

         (1) to elect two directors in Class 3 to hold office until the Annual Meeting of Shareholders in 2004, and until their successors are elected and qualified;

         (2) to adopt the Tasty Baking Company Restricted Stock Incentive
     Plan;

         (3) to approve the selection of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending December 29, 2001; and

         (4) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on February 12, 2001, will be entitled to vote at the meeting.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            RONALD O. WHITFORD, JR.
                                            Secretary


March 30, 2001
Philadelphia, Pennsylvania

SHAREHOLDERS ARE REQUESTED TO SIGN, MARK, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ADDRESSED REPLY ENVELOPE WHICH IS FURNISHED FOR YOUR CONVENIENCE. THIS ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

                             TASTY BAKING COMPANY
                           2801 Hunting Park Avenue
                       Philadelphia, Pennsylvania 19129
                                 215-221-8500

                                -------------

                           PROXY STATEMENT FOR THE
                        ANNUAL MEETING OF SHAREHOLDERS
                                April 27, 2001

                                -------------

                                 INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tasty Baking Company (the "Company") to be used in voting at the Annual Meeting of Shareholders to be held on Friday, April 27, 2001 at 11:00 a.m., at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania 19144, or at any adjournment or adjournments thereof. This Proxy Statement, the Notice, the Proxy and the Company's 2000 Annual Report, including Consolidated Balance Sheets as of December 30, 2000 and December 25, 1999 and Consolidated Statements of Operations and Retained Earnings, Changes in Capital Accounts and Cash Flows for the fiscal years ended December 30, 2000, December 25, 1999, and December 26, 1998, have been mailed on or after March 30, 2001 to each shareholder of record at the close of business on February 12, 2001.

     You are requested to sign, mark and complete the enclosed Proxy and return it in the addressed reply envelope which is furnished for your convenience. If any matters that are not specifically set forth on the Proxy and in this Proxy Statement properly come before the Annual Meeting, the proxies intend to vote on such matters in accordance with their reasonable business judgment.

     Proxies in the form enclosed, if duly signed, marked, and received in time for voting, will be voted in accordance with the directions of the shareholders. The persons designated as the proxies shall have the discretionary authority to vote cumulatively for the election of directors and to distribute such votes among the nominees standing for election (except as otherwise instructed by a shareholder in the accompanying Proxy) to assure the election of the nominees of the Board of Directors. The giving of a Proxy does not preclude the right to vote in person should the shareholder so desire. Under Pennsylvania law, a shareholder may revoke a Proxy by giving notice to the Secretary of the Company in writing at the address of the principal executive offices or in open meeting, but such revocation shall not affect any vote previously taken.

     The expense of soliciting Proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice, Proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by the use of the mails and through brokers and banking institutions and may also be made by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone and possibly by facsimile transmission. At the Annual Meeting, in accordance with past practice, shareholders will be requested to approve the minutes of the 2000 Annual Meeting of Shareholders. The approval requested will be for the minutes, and not the underlying actions taken by the shareholders at that meeting.

     As hereinafter used, and unless otherwise provided, the term "executive officers" refers to the President and Chief Executive Officer; the Executive Vice President and Chief Financial Officer; the Vice President, Finance; the Vice President, Human Resources; the Vice President, Route and Food Service Operations; the Vice President, Marketing and National Sales; and the Vice President, Manufacturing.

                              VOTING SECURITIES

GENERAL

     Each holder of record of the Company's Common Stock, par value $0.50 per share, at the close of business on February 12, 2001, is entitled to one vote per share on matters that come before the meeting, except that cumulative voting rights may be exercised with respect to the election of directors as hereinafter described.

     Under the Pennsylvania Business Corporation Law of 1988, as amended, and the Company's By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter constitutes a quorum to take action at a shareholders' meeting. Shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on a matter ("Abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the matter ("Broker Non-Votes"). The affirmative vote of at least a majority of the votes cast at the Annual Meeting of Shareholders by all shareholders entitled to vote thereon is required to adopt any proposal. For voting purposes, only shares voted either for or against the adoption of a proposal or the election of directors, and neither Abstentions nor Broker Non-Votes, will be counted as voting in determining whether a proposal is approved or a director is elected. As a consequence, Abstentions and Broker Non-Votes will have no effect on the adoption of a proposal or the election of a director.

CUMULATIVE VOTING

     A shareholder wishing to exercise cumulative voting rights in the election of directors may multiply the number of shares which he or she is entitled to vote by the total number of directors to be elected (two) and may distribute the total number of such votes among one or more nominees in such proportion as he or she desires. The proxies shall have the discretionary authority to vote cumulatively and to distribute such votes among the nominees so as to assure the election of the nominees of the Board of Directors, except such nominees as to whom a shareholder withholds authority to vote and except where a shareholder has directed that votes be cast cumulatively by specific instructions to the proxies.

     At the close of business on February 12, 2001, there were outstanding 7,867,760 shares of the Company's Common Stock entitled to vote at the Annual Meeting.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth, as of February 12, 2001, the shares of the Company's Common Stock held by shareholders of the Company who were known by the Company to own beneficially more than 5% of its outstanding Common Stock, by the directors and nominees, by the named executive officers, and by all directors and executive officers of the Company as a group.

                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
   NAME AND ADDRESS OF           -------------------------------------------------   PERCENT OF
    BENEFICIAL OWNER                 DIRECT                      INDIRECT             SHARES (1)
   -------------------               ------                      --------            -----------
DePrince, Race & Zollo, Inc.           --                         1,028,325             13
201 S. Orange Ave., Suite 850
Orlando, FL 32801
First Union National Bank              --                           566,699(2)(3)        7
One First Union Center
Charlotte, NC 28288

                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
   NAME OF DIRECTOR AND/OR        ------------------------------------------------           PERCENT OF
NOMINEE AND EXECUTIVE OFFICER             DIRECT                 INDIRECT                     SHARES (1)
-----------------------------             ------                 --------                    -----------
Fred C. Aldridge, Jr.                   62,795(10)                    --                          *
Philip J. Baur, Jr.                     51,552(10)               145,949(2)(4)(5)                 3
G. Fred DiBona, Jr.                     13,375(10)                    --                          *
Nelson G. Harris                        57,258(10)                31,256(6)                       1
Ronald J. Kozich                         1,000                        --                          *
John M. Pettine                         76,764(9)                 19,812(7)                       1
Judith M. von Seldeneck                 13,625(10)                    --                          *
Carl S. Watts                          248,647(9)                  9,370(8)                       3
Gary G. Kyle                            28,162(9)                     --                          *
W. Dan Nagle                            55,249(9)                     --                          *
Paul M. Woite                           37,186(9)                     --                          *
All Directors and Executive
Officers as a Group   (13 persons)     676,345(9)(10)            206,396(2)(4)(5)(6)(7)(8)       11

* Representing less than 1% of the outstanding stock.

------------

(1) Based on information furnished to the Company by the respective shareholders, or contained in filings made with the Securities and Exchange Commission. For purposes of this table, if a person has or shares voting or investment power with respect to such shares, they are considered beneficially owned by that person under rules of the Securities and Exchange Commission. As a result, in some cases, the same shares are listed opposite more than one name in the table. The table also includes shares which are the subject of presently exercisable stock options granted to certain officers and directors of the Company under stock option plans or grants by the Company. Such shares are deemed outstanding for the purpose of computing the percentage ownership of such officers and directors individually and in the aggregate.

(2) Includes 6,625 shares held in two trusts of which Philip J. Baur, Jr. and First Union National Bank are co-trustees and share investment power. Mr. Baur has sole power to vote all shares held in these two trusts.

(3) A total of 462,504 shares are held in three trusts created under the will of Philip J. Baur, deceased, of which First Union National Bank is co-trustee. Until her death on August 3, 2000, Marie B. Dillin was a co-trustee and shared investment power with the bank and had sole power to vote all of the shares held in the three trusts. It is anticipated that Philip J. Baur, Jr. will be confirmed as co-trustee with the bank after a petition is filed with the appropriate court in the Commonwealth of Pennsylvania. These shares are not included in Mr. Baur's beneficial ownership at this time.

(4) Includes 97,570 shares held in a trust created by Emma M. Baur, deceased. Philip J. Baur, Jr. is a co-trustee and shares voting and investment power with an individual co-trustee.

(5) Includes (i) 15,271 shares in a revocable trust of which Philip J. Baur, Jr. has sole voting and investment power, (ii) 13,000 shares owned by the Philippian Foundation, a charitable foundation of which Mr. Baur is trustee and has sole voting and investment power, and (iii) 13,483 shares owned by Mr. Baur's spouse.

(6)  Represents 31,256 shares owned by Mr. Harris' spouse.

(7)  Represents 19,812 shares owned by Mr. Pettine's spouse.

(8)  Represents 9,370 shares owned by Mr. Watts' spouse.

(9) Includes presently exercisable options for 226,000, 55,500, 46,375, 30,750 and 22,600 shares for Messrs. Watts, Pettine, Nagle, Woite and Kyle, respectively, granted to them under the Company's 1985 Stock Option Plan, 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan and 1997 Long Term Incentive Plan.

(10) Includes (i) presently exercisable replacement options for 20,046 shares granted to Mr. Aldridge under the Company's 1993 Replacement Option Plan (P & J Spin-Off) and (ii) presently exercisable options granted by the Board of Directors of 12,375 shares each to Messrs. Aldridge, Baur, DiBona and Harris and Mrs. von Seldeneck.

              DIRECTORS AND EXECUTIVE OFFICERS - PROPOSAL NO. 1

     At the Annual Meeting, two persons will be elected to the Board of Directors as Class 3 directors to serve for three years and until the Annual Meeting in 2004 and their successors are elected and qualified. The Company's Articles of Incorporation and By-Laws, as amended by the Shareholders at the Annual Meeting held on April 24, 1998, provide for three classes of directors with staggered terms of three years each. At present, Class 1 directors will hold office until the Annual Meeting of Shareholders in 2002 and Class 2 directors will hold office until the Annual Meeting in 2003, with the members of each class to hold office until their successors are elected and qualified.

     Management and the Board of Directors desire to acknowledge the outstanding service of two directors, James L. Everett, III who retired in December, 2000 and Nelson G. Harris who will be retiring after the Shareholders' Meeting on April 27, 2001. Both Messrs. Everett and Harris would normally have retired from the Board of Directors in April, 2000, but at the request of the Board graciously agreed to continue to serve in order to complete the strategic planning process in which the Board was then engaged. That process was completed in August, 2000. Mr. Everett retired in December after thirty years of exemplary service as an outside director of the Company during which time he served, most recently, as Chairman of the Audit Committee. Mr. Harris will retire in April, 2001 after thirty-one years as a director of the Company. Mr. Harris' service to the Company has spanned six decades during which time he has served in the positions of Secretary, Treasurer, Financial Vice President, Chief Operating Officer, President and Chief Executive Officer, and Chairman of the Executive Committee. Management and the Board of Directors gratefully thank Messrs. Everett and Harris for their decades of outstanding service and loyalty to Tasty Baking Company and wish them each a long, happy and healthy retirement.

     Listed below are the nominees for the Board of Directors, as well as the remaining directors and executive officers of the Company. Mr. Baur and Mrs. von Seldeneck are incumbent directors. Any Proxy not specifically marked will be voted by the named proxies for the election of the nominees named below, except as otherwise instructed by the shareholders, provided that, as set forth above, the proxies have discretionary authority to cumulate their votes. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director, but, if that should occur, the Board of Directors reserves the right to nominate another person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FOLLOWING NOMINEES:

     NOMINEES FOR DIRECTORS - CLASS 3 (TERM EXPIRES AT ANNUAL MEETING IN
2004):

     Philip J. Baur, Jr. (age 70) - On December 31, 1987, Mr. Baur retired as President of Tastykake, Inc., a position he had held for more than fourteen years. Mr. Baur has been a Director of the Company since 1954 and Chairman of the Board from April, 1981 to January, 1998. He is also a Director of PrimeSource Corporation.

     Judith M. von Seldeneck (age 60) - Mrs. von Seldeneck was elected a Director in July, 1991. She is the Chief Executive Officer of Diversified Search Companies, a general executive search firm and subsidiary of Modis Professional Services. Mrs. von Seldeneck is also a Director of First Union Foundation, Greater Philadelphia Chamber of Commerce, Caron Foundation, Hyde School (Chair), and Association of Executive Search Consultants (Vice Chair).

     DIRECTORS - CLASS 1 (TERM EXPIRES AT ANNUAL MEETING IN 2002):

     Fred C. Aldridge, Jr. (age 67) - Mr. Aldridge was elected a Director in April, 1981. He retired as a partner from the Philadelphia law firm of Stradley, Ronon, Stevens & Young, LLP, counsel to the Company, on December 31, 1997. Mr. Aldridge continues to practice law and to represent the Company as outside legal counsel. Mr. Aldridge is President of The Grace S. and W. Linton Nelson Foundation, a charitable foundation, and Vice President/Special Counsel to the Trustees/Directors of each of the Funds in the Delaware Investments Family of Funds. He is also a Director of PrimeSource Corporation.

     G. Fred DiBona, Jr. (age 50) - Mr. DiBona has been President and Chief Executive Officer of Independence Blue Cross since 1990. He is also a Director of Philadelphia Suburban Corporation, Magellan Health Services, Inc., Exelon Corporation and Eclipsys Corporation and a past Chairman of the Blue Cross and Blue Shield Association.

     John M. Pettine (age 58) - Mr. Pettine was elected a Director in April, 1992. Mr. Pettine was elected Executive Vice President and Chief Financial Officer of the Company in December, 1998. He previously served as Vice President and Chief Financial Officer since April, 1991. He is also a Director of PrimeSource Corporation.

     DIRECTORS - CLASS 2 (TERM EXPIRES AT ANNUAL MEETING IN 2003):

     Nelson G. Harris (age 74) - Mr. Harris was elected a Director of Tasty Baking Company in April, 1979, President of the Company in September, 1979, President and Chief Executive Officer in April, 1981 and Chairman and Chief Executive Officer in February, 1991 in which capacity he served until his retirement on May 1, 1992. Mr. Harris presently serves as Chairman of the Executive Committee of the Board of Directors. He is a Director of the Rittenhouse Trust Company and Pierce-Phelps, Inc. As noted herein, Mr. Harris will be retiring from the Board of Directors effective April 27, 2001.

     Ronald J. Kozich (age 61) - Mr. Kozich was elected a Director of Tasty Baking Company in December, 2000 by the Board of Directors, pursuant to the Company's By-Laws, to fill the unexpired term of James L. Everett, III who retired from the Board in the same month. Mr. Kozich retired as a partner from Ernst & Young LLP on September 30, 1999. Prior to his retirement, he was the managing partner of Ernst & Young LLP, Philadelphia. Mr. Kozich is a member of the Board of Advisors of The Day & Zimmerman Group, Inc. and a Director of the Greater Philadelphia Chamber of Commerce.

     Carl S. Watts (age 57) - Mr. Watts was elected a Director of Tasty Baking Company in April, 1992 and Chairman of the Board in January, 1998. He was elected President and Chief Executive Officer in May, 1992 and was elected President of the Company in February, 1991.

     During the fiscal year ended December 30, 2000, seven meetings of the Board of Directors were held. In addition, an aggregate of fourteen meetings of the committees of the Board of Directors were held in that period. Attendance at the Board of Directors meetings and committee meetings averaged 95% among all directors during 2000. Each director attended 83% or more of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

     During the Company's last fiscal year, the Company paid Mr. Aldridge $75,000 in consideration for legal services rendered to the Company.

     During fiscal year 2000 the Company paid an annual retainer fee of $15,000 to non-officer directors and an additional annual retainer fee of $1,000 for each committee on which a non-officer director served as chairman. Non-officer directors were paid a fee of $1,000 for each meeting of the Board of Directors or committee of the Board of Directors attended. Non-officer directors who have ceased to be directors and who have reached age 65 with five or more years of service on the Board of Directors are entitled to receive an annual retirement benefit equal to the amount of the annual retainer fee in effect on the date the director ceases to be a director (but not less than $16,000 for directors serving on June 30, 1993). This benefit will be paid monthly to the retired director until the earlier of the death of the retired director or for the number of years of credited service of such director as a member of the Board of Directors of the Company.

     The Company has entered into a Trust Agreement with First Union National Bank for the benefit of directors. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the Trustee to enable it to purchase annuity contracts to fund the directors' retirement benefits in the event of a change in control of the Company.

                     COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee. The Committee is charged with the responsibility of reviewing reports from the Company's independent certified public accountants and the Company's financial statements, monitoring and informing the Board of the Company's accounting policies and the adequacy of internal controls, making recommendations regarding the selection of the Company's independent certified public accountants and reviewing the scope of their audit, and monitoring the quality and objectivity of the Company's financial statements and the independence of the Company's auditors. (See Appendix A for the Company's Audit Committee Charter.) Ronald J. Kozich was elected Chairman of the Audit Committee in December, 2000, replacing James L. Everett, III, who retired from the Board of Directors in the same month. Fred C. Aldridge, Jr., Philip J. Baur, Jr. and G. Fred DiBona, Jr. are members of the Committee. During the fiscal year ended December 30, 2000, there were two meetings of the Audit Committee.

     The Board of Directors has a standing Compensation Committee, the function of which is to review and make recommendations with respect to compensation of the President and Chief Executive Officer and the other key executive officers of the Company, including salary, bonus and benefits under the various compensation plans maintained by the Company. Judith M. von Seldeneck is Chairperson of the Compensation Committee and G. Fred DiBona, Jr. and Nelson G. Harris are members of the Committee. During the fiscal year ended December 30, 2000, there was one meeting of the Compensation Committee.

     The Board of Directors has a standing Long Term Incentive Plan Committee. The Long Term Incentive Plan Committee administers the Company's 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan, 1997 Long Term Incentive Plan and Restricted Stock Incentive Plan ("Plans") and may grant awards of stock or stock options to certain executives under these Plans. Judith M. von Seldeneck is the Chairperson of the Long Term Incentive Plan Committee and G. Fred DiBona, Jr. is a member of the Committee. During the fiscal year ended December 30, 2000, there was one meeting of the Long Term Incentive Plan Committee.

     The Board of Directors has a standing Executive Committee. The Executive Committee may exercise all of the powers and authority of the Board of Directors in the management and conduct of the business of the Company, subject to subsequent ratification and approval of the Board of Directors. The Executive Committee also periodically reviews the Company's employee benefit retirement plans and reports and makes recommendations to the Board of Directors on the administration and performance of these plans. Nelson G. Harris is the Chairman of the Executive Committee and Carl S. Watts, Fred C. Aldridge, Jr. and Judith M. von Seldeneck are members of the Committee. During the fiscal year ended December 30, 2000, there were two meetings of the Executive Committee.

     The Board of Directors has a standing Nominating Committee charged with the responsibility of making its recommendations annually to the Board with respect to those persons for whose election as directors by the shareholders proxies shall be solicited by the Board of Directors and the filling of any vacancy among the shareholder-elected directors. The Nominating Committee will consider shareholder recommendations of nominees for election to the Board if the recommendations are accompanied by comprehensive written information relating to the recommended individual's business experience and background and by a consent executed by the recommended individual stating that he or she desires to be considered as a nominee and, if elected, that he or she will serve as a director. Recommendations should be sent to the Secretary of the Company by December 1, 2001 for nominations to be considered at the 2002 Annual Meeting to be held in April, 2002. Carl S. Watts is the Chairman of the Nominating Committee and Fred C. Aldridge, Jr. and Philip J. Baur, Jr. are members of the Committee. During the fiscal year ended December 30, 2000, there were three meetings of the Committee. The Committee met on January 19, 2001, to consider and recommend the candidates to be nominated for election at this meeting.

     EXECUTIVE OFFICERS (NOT ALSO DIRECTORS):

     Daniel J. Decina (age 50) - Mr. Decina was elected Vice President, Finance, in January, 2000. He joined the Company in 1974 and became Treasurer in 1991 and Treasurer and Controller in 1994.

     Mark M. Johnson (age 50) - Mr. Johnson was elected Vice President, Human Resources, in December, 2000. He joined the Company in 1997 as Director, Human Resources. Prior to 1997, he was Vice President of Transicoil Inc., a wholly-owned subsidiary of Eagle-Picher Industries.

     Gary G. Kyle (age 46) - Mr. Kyle was elected Vice President, Marketing and National Sales, in December, 1998. He joined the Company as Director, Marketing, in 1986 and became Director, Marketing and National Sales, in July, 1992.

     W. Dan Nagle (age 54) - Mr. Nagle was elected Vice President, Route and Food Service Operations, in December, 1998. He joined the Company as Director, Marketing, in 1984 became Director, National Sales, in 1986 and Vice President, Sales and Marketing, in November, 1989.

     Paul M. Woite (age 61) - Mr. Woite was elected Vice President, Manufacturing, in April, 1995. Mr. Woite was Manager, Maintenance Operations, from May, 1989 to October, 1993 and Director, Engineering and Maintenance, from October, 1993 to April, 1995. He joined the Company in 1963.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received by the Company's Chief Executive Officer and the four other most highly paid executive officers for the three fiscal years ended December 26, 1998, December 25, 1999 and December 30, 2000.

                        SUMMARY COMPENSATION TABLE (1)

                                        ANNUAL COMPENSATION                LONG-TERM COMPENSATION (2)
                                   ---------------------------------      ----------------------------
                                                                            STOCK            LTIP            ALL OTHER
  NAME AND PRINCIPAL POSITION      YEAR         SALARY        BONUS        OPTIONS        PAYOUT (3)      COMPENSATION (4)
-------------------------------    ----         ------        -----        -------        ----------      -----------------
                                   2000        $371,000     $300,000             -         $69,258              $4,078
C. S. Watts                        1999         360,000            -        50,000               -               4,793
Chairman, President & CEO          1998         350,000      168,750             -               -               4,897

                                   2000         204,000      120,000             -          28,787                 524
J. M. Pettine                      1999         198,000            -        15,000               -                 530
Executive Vice President & CFO     1998         178,000       70,125             -               -                 541

W. D. Nagle                        2000         168,000       75,000             -          22,569               2,507
Vice President, Route &            1999         163,100            -        10,000               -               2,741
Food Service Operations            1998         158,100       60,000             -               -               2,681

                                   2000         154,500       63,000             -          21,855                 529
P. M. Woite                        1999         150,000            -        10,000               -                 530
Vice President, Manufacturing      1998         146,000       53,250             -               -                 541

G. G. Kyle                         2000         145,300       70,000             -          22,569                 524
Vice President, Marketing          1999         122,500            -         5,500               -                 530
& National Sales                   1998         102,500       28,875             -               -                 541

---------

(1) This table does not include columns for Other Annual Compensation and Restricted Stock Awards. The Company had no amounts to report in the column for Restricted Stock Awards for fiscal year 2000. Restricted stock awards have been made (subject to shareholder approval) in fiscal year 2001 to the named executive officers under the Restricted Stock Incentive Plan described on page 15, but those awards are not reportable for fiscal year 2000. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer.

(2) The Long-Term Incentive Plan Committee did not award any stock options during fiscal years 1998 or 2000.

(3) On December 17, 1999 the Board of Directors conditionally granted shares of Company Common Stock to executive officers and managers to be distributed in one-third installments in the event that the Company's stock price achieves the target prices of $12, $14 and $16 for five consecutive trading days prior to December 17, 2002 (the "1999 Conditional Stock Grant"). On May 19, 2000 the Company's stock price equaled or exceeded $12 per share for five consecutive trading days and the first third of the shares granted pursuant to the 1999 Conditional Stock Grant was earned by the executive officers and managers. Messrs. Watts, Pettine, Nagle, Woite and Kyle were awarded 5,625, 2,338, 1,833, 1,775 and 1,833 shares, respectively, representing one-third of the shares granted to each under the 1999 Conditional Stock Grant. These shares are valued at the closing price for the Company's Common Stock on May 19, 2000 ($12.3125).

(4) Includes contributions made for all executive officers under the Company's Thrift Plan and term life insurance premiums paid on behalf of each executive. In 2000, Messrs. Watts, Pettine, Nagle, Woite and Kyle each received contributions of $450 under the Company's Thrift Plan and imputed values of $3,628, $74, $2,057, $79 and $74, respectively, for term life insurance premiums.

                      OPTION GRANTS IN LAST FISCAL YEAR

         During fiscal year 2000, there were no options to purchase shares of the Company's Common Stock granted to the executive officers.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

         The following table provides information on option exercises in fiscal year 2000 by the named executive officers and the value of such officers' unexercised options on December 30, 2000.

                         TASTY BAKING COMPANY OPTIONS
                        EXERCISED IN FISCAL YEAR 2000

                                               NUMBER OF UNEXERCISED                   VALUE OF UNEXERCISED
                                                     OPTIONS AT                            IN-THE-MONEY
                   NUMBER                         FISCAL YEAR-END                 OPTIONS AT FISCAL YEAR-END (1)
                 OF OPTIONS    VALUE    -----------------------------------  ---------------------------------------
 EXECUTIVE       EXERCISED    REALIZED   TOTAL   EXERCISABLE UNEXERCISABLE    TOTAL     EXERCISABLE   UNEXERCISABLE
-------------    ----------   --------  -------  ----------- --------------  --------   -----------   --------------
C. S. Watts          0           0      270,000     226,000       44,000     $590,125     $514,825       $75,300
J. M. Pettine        0           0       67,500      55,500       12,000      153,338      130,748        22,590
W. D. Nagle          0           0       54,375      46,375        8,000      131,381      116,321        15,060
P. M. Woite          0           0       38,750      30,750        8,000       80,413       65,353        15,060
G. G. Kyle           0           0       29,500      22,600        6,900       71,375       56,315        15,060
------------


(1) These columns represent the difference on December 30, 2000 between the market price of the Company's Common Stock ($14.01) and the option exercise price.

                                 PENSION PLAN

     The following table shows the approximate annual retirement benefits which will be payable under the Company's Pension Plan and Supplemental Executive Retirement Plan at the normal retirement age of 65 (assuming continuation of the plans) for specified years of service and levels of average remuneration.

        FINAL AVERAGE                              YEARS OF SERVICE
        REMUNERATION                             15 OR MORE YEARS (1)
        -------------                            --------------------
           $125,000                                      $40,000
            150,000                                       51,000
            175,000                                       62,500
            200,000                                       73,500
            225,000                                       85,000
            250,000                                       96,000
            300,000                                      118,500
            350,000                                      141,000


----------
(1) The amounts listed in this table include pension benefits paid by the Company plans only and do not include Social Security benefits to which Executive Officers may be entitled.

     The Company has a defined benefit, non-contributory pension plan which covers substantially all employees, including the executive officers named above. Annual amounts which are contributed to the plan and charged to expense during the year are computed on an aggregate actuarial basis and cannot be individually allocated. The remuneration covered by the plan includes salaries and bonuses paid to plan participants as reflected in the Summary Compensation Table (see p. 8). Benefits under the plan are calculated as a percentage of the average 60 highest consecutive calendar months compensation paid by the Company or subsidiary, as the case may be, during the last 120 calendar months of employment, which percentage depends on the employee's total number of years of service. Benefits under the pension plan are coordinated with Social Security and are presently restricted under federal tax law to a maximum of $140,000 per year. Messrs. Watts, Pettine, Nagle, Woite and Kyle have approximately 33 3/4, 28 1/4, 16 3/4, 37 1/2 and 14 1/4 years, respectively, of credited service under the plan.

         The Supplemental Executive Retirement Plan ("SERP") was adopted by the Board of Directors effective February 18, 1983 in order to encourage key executives to continue in the service of the Company. The SERP is designed to provide to key executives upon their retirement a monthly supplemental retirement benefit equal to the difference between (i) 45% of the average 60 highest consecutive calendar months compensation paid by the Company or subsidiary, as the case may be, during the 120 calendar months immediately preceding the executive's separation from service and (ii) the sum of the executive's primary monthly Social Security Benefits, monthly payments which the executive would be eligible to receive under the Tasty Baking Company Pension Plan on a single life annuity basis, and any other monthly retirement benefits for which the executive is eligible. The SERP was amended by the Board of Directors on May 15, 1987 to provide for benefits to the surviving spouse of a deceased executive in the same percentage or proportion, if any, as the surviving spouse would be entitled to receive under the Tasty Baking Company Pension Plan.

         The Company has entered into a Trust Agreement with First Union National Bank for the benefit of the participants in the SERP. Under this Trust Agreement the Company is obligated to deposit sufficient funds with the trustee to enable it to purchase annuity contracts to fund the SERP in the event of a change in control of the Company.

TERMINATION ARRANGEMENTS

         Certain key executives have entered into employment agreements with the Company which contain termination provisions. Messrs. Watts, Pettine, and Nagle entered into employment agreements with the Company in 1988 which provide that they will receive annually for three years a minimum of $400,000, $214,000 and $176,000, respectively, plus bonus upon termination of their employment under the following circumstances: (a) termination by the Company without three years prior notice, other than for cause or upon death or retirement, (b) termination by the executive because his authority, responsibilities or duties are changed so as to be inconsistent with his background, training and experience, or (c) termination by the executive because of a continuing failure by the Company to perform pursuant to his employment agreement. These payments would be in addition to any other damages which the executives may suffer as a result of such termination. Messrs. Kyle and Woite entered into employment agreements with the Company in 1992 and 1997, respectively, which provide that they will receive an amount equal to 299% of a minimum of $163,000 and $159,100, respectively, plus bonus upon termination of their employment within two years of a change of control of the Company where such termination is without cause or under the circumstances set forth in clauses (b) and (c) above. A "change of control" for these purposes means any change in control of the Company which would be required to be reported to the Securities and Exchange Commission pursuant to Schedule 14A of Regulation 14A, or which results in any person or entity not already a beneficial owner of the Company at the time of the execution of the agreement becoming a beneficial owner of 25% or more of the combined voting power of the outstanding securities of the Company, or if during any two consecutive year periods, the directors at the beginning of such periods cease for any reason during the two-year period to constitute a majority of the Board of Directors of the Company. In the event any portion of the amount payable to Messrs. Kyle or Woite would, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the amount payable under the employment agreements for Messrs. Kyle or Woite will be reduced by an amount such that no portion of the amount payable would constitute an "excess parachute payment."

          REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business of the Company so as to maximize profits and shareholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus which may be awarded under the Company's Management Incentive Plan and awards of Company stock or stock options under the Company's 1991 Long Term Incentive Plan, 1994 Long Term Incentive Plan, 1997 Long Term Incentive Plan, and awards of restricted stock under the 1999 Conditional Stock Grant or the Restricted Stock Incentive Plan (see p. 15). The Company's Compensation Committee (the "Committee")(see p. 6) annually considers and makes recommendations to the Board of Directors as to executive compensation, including changes in base salary and bonuses, taking into consideration awards made by the Company's Long Term Incentive Plan Committee.

     Consistent with this purpose, it is the policy of the Committee, in recommending the aggregate annual compensation of executive officers of the Company, to consider the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility and the individual contribution and performance of the executive. The performance of the Company and of the function for which the executive has responsibility are significant factors in determining aggregate compensation although they are not necessarily determinative. While shareholders' total return (see p.
14) is important and is considered by the Committee, it is subject to the vagaries of the public market place and the Company's compensation program focuses on the Company's strategic plans, corporate performance measures, and specific corporate goals which should lead to a favorable stock price. The corporate performance measures which the Committee considers include sales, earnings, return on equity and comparisons of sales and earnings with prior years, with budgets, with the Company's competitors and peer group.

     The Committee does not rely on any fixed formulae or specific numerical criteria in determining an executive's aggregate compensation. It considers both corporate and personal performance criteria, competitive compensation levels, the economic environment and changes in the cost of living as well as the recommendations of management. Adjustments to executive compensation are frequently most appropriately made through the award of bonus payments under the Company's Management Incentive Plan rather than through significant adjustments to the executive's base salary. The Committee exercises business judgment based on all of these criteria and the purposes of the executive compensation program.

     Under the Company's Management Incentive Plan, cash bonuses are paid upon the attainment of specified financial performance objectives. In 1999, the specified objectives were not achieved and no cash bonuses were awarded under the Plan. In order to provide management with the opportunity to earn compensation in lieu of a cash bonus for 1999 and to provide an incentive to management tied to increasing the market value of the Company's Common Stock, shares of Common Stock were conditionally granted to the executive officers and managers eligible to participate in the Management Incentive Plan (the "1999 Conditional Stock Grant"). Shares vest and are earned in one-third installments, if and when the closing price for the Common Stock achieves the target prices of $12, $14, and $16 for five consecutive days prior to December 17, 2002. The Committee and the Board determined that this grant was in the best interests of the Company and its shareholders in order to provide the executive officers and managers with performance incentives which further align their interests with those of the shareholders.

     In December, 2000 the Committee reviewed, considered and recommended adoption of a restricted stock incentive plan proposed by management to provide incentives which reward executive officers and other executives and key employees of the Company when designated performance targets that benefit shareholders are achieved. Pursuant to the Tasty Baking Company Restricted Stock Incentive Plan (the "Restricted Stock Plan")(see p. 15) adopted and approved by the Committee and Board of Directors (subject to shareholder approval), the Committee approved initial awards of the Company's Common Stock which would vest based upon the achievement of a compounded annual increase in earnings per share of 10% for the three fiscal years beginning December 31, 2000 as compared with the publicly reported earnings per share for the fiscal year ended December 30, 2000. The Committee and the Board determined that the Restricted Stock Plan was in the best interests of the Company and its shareholders in order to provide the executive officers and other executives of the Company with performance incentives that further align their interests with those of the shareholders.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Watts, Chairman, President and Chief Executive Officer of the Company, joined the Company in 1967 and became President in February, 1991, Chief Executive Officer in 1992 and Chairman of the Board in 1998. For fiscal year 2000, Mr. Watts had a base salary of $371,000. The Long Term Incentive Plan Committee made no award of stock options to Mr. Watts for 2000. However, in December, 1999, Mr. Watts was conditionally awarded 16,875 shares of Common Stock under the 1999 Conditional Stock Grant. On May 19, 2000, the first installment of 5,625 shares was earned and had a value of $69,258. Effective December 31, 2000, Mr. Watts was awarded 50,000 shares of restricted stock under the Restricted Stock Incentive Plan (subject to shareholder approval) by the Long Term Incentive Plan Committee. The Compensation Committee determined that Mr. Watts should be awarded a bonus of $300,000 for 2000 under the Management Incentive Plan and that his base salary should be increased from $371,000 to $400,000 for 2001.

     In reviewing Mr. Watts' compensation for 2000 and determining its recommendation of Mr. Watts' bonus compensation for 2000 and base salary adjustment for 2001, the Committee considered shareholder total return in 2000, execution of the Company's strategic plan, specific corporate performance measures and Mr. Watts' performance in connection with those measures and against specific goals and criteria the Committee had established to measure his performance in 2000 as the Company's Chief Executive Officer.

     The Committee noted that the Company's sales and net income for 2000 were the best in the Company's history. The Company's gross sales for 2000 were $249.7 million which represents a 10.3% increase over gross sales for 1999. The Company's net income for 2000 was $8.1 million compared to $4.7 million for 1999. The Committee reviewed each of the specific goals and criteria which had been established for Mr. Watts for fiscal year 2000 and noted that each had been met or exceeded.

     The Committee concluded that Mr. Watts' performance as Chief Executive Officer in 2000 had been outstanding. Taking into consideration all of the circumstances referred to in this Report and the award of restricted stock under the Restricted Stock Plan effective December 31, 2000, the Committee concluded that it was appropriate to award Mr. Watts the bonus compensation as referenced above and that his base salary for 2001 be adjusted as noted.

     The Committee's recommendations were made to the Board of Directors and, after due consideration, were approved as presented.



                                        THE COMPENSATION COMMITTEE


                                        JUDITH M. VON SELDENECK, CHAIRPERSON
                                        G. FRED DIBONA, JR.
                                        NELSON G. HARRIS


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Harris who served as a member of the Compensation Committee of the Board of Directors in 2000 was formerly an executive officer of the Company until his retirement on May 1, 1992.

                        REPORT OF THE AUDIT COMMITTEE

     The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements, reporting process and internal controls. The Committee monitors the quality and objectivity of the Company's financial statements and independent audit process, informs the Board of Directors with respect to the Company's accounting policies and the adequacy of its internal controls and recommends the selection of the Company's independent certified public accountants. The Committee operates pursuant to a written charter that was adopted by the Board of Directors in April, 2000 (the "Charter"), a copy of which is attached to this Proxy Statement as Appendix A. The Board of Directors has determined that all members of the Committee are "independent" and "financially literate," and at least one member of the Committee has accounting or financial expertise as the Board of Directors has interpreted such qualifications in its business judgment, all as required by the applicable New York Stock Exchange listing standards.

     In fulfilling its responsibilities, the Committee has reviewed and discussed with the Company's independent certified public accountants, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers" or the "Independent Auditors"), and management the audited consolidated financial statements of the Company for the fiscal year ended December 30, 2000. The Committee has also discussed with the Independent Auditors such matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has received the written disclosures and letter from the Independent Auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", as currently in effect, and has discussed with the Independent Auditors their independence. The Committee has also considered whether the fees paid for services other than the consolidated financial statement audit and review services provided by the Independent Auditors are compatible with the independence of the Independent Auditors.

     Based upon the Committee's review and discussion of the foregoing information in accordance with the provisions of the Charter, the Committee recommended to the Board of Directors that the consolidated financial statements of the Company for the fiscal year ended December 30, 2000 as audited by PricewaterhouseCoopers, be included in the Company's Annual Report and Form 10-K for fiscal year 2000 to be filed with the Securities and Exchange Commission. The Committee further recommended to the Board of Directors the selection of PricewaterhouseCoopers as the Company's independent certified public accountants for fiscal year 2001.

     The Committee's recommendations were made to the Board of Directors and, after due consideration, were approved as presented.

                                       THE AUDIT COMMITTEE


                                       RONALD J. KOZICH, CHAIRMAN
                                       FRED C. ALDRIDGE, JR.
                                       PHILIP J. BAUR, JR.
                                       G. FRED DIBONA, JR.

FEES PAID TO INDEPENDENT AUDITORS

     During the fiscal year ended December 30, 2000, the fees, billed or to be billed, for the audit and review of the Company's consolidated financial statements by PricewaterhouseCoopers were $213,800. All other fees paid or payable by the Company for services other than the consolidated financial statement audit and review services performed by PricewaterhouseCoopers during fiscal year 2000 were $27,700. PricewaterhouseCoopers did not perform any professional services related to financial information systems design and implementation for the Company during fiscal year 2000.

                                PERFORMANCE GRAPH

     The following line graph compares the five year cumulative total shareholder return on the Company's Common Stock with (i) the Russell 2000 and
(ii) a peer group consisting of four snack food companies which include Flowers Industries, Inc., Interstate Bakeries Corp., Lance, Inc. and J&J Snack Foods Corp. The returns of each peer group company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.


                             [PERFORMANCE GRAPH]

                                                      PEER         RUSSELL
                      AS OF             TASTY         GROUP          2000
                      -----             -----         -----        -------
                    12/31/1995           100           100           100
                    12/31/1996           119           181           117
                    12/31/1997           215           272           143
                    12/31/1998           173           245           139
                    12/31/1999           100           167           169
                    12/31/2000           173           162           163

     Assumes $100 invested on December 31, 1995 in Tasty Baking Company Common Stock, the Russell 2000 Index and the Peer Group Common Stock. Total shareholder returns assume reinvestment of dividends. The stock price performance shown above is not necessarily indicative of future price performance.

               ADOPTION OF THE TASTY BAKING COMPANY RESTRICTED
                    STOCK INCENTIVE PLAN - PROPOSAL NO. 2

     Effective December 31, 2000, the Board of Directors adopted (subject to shareholder approval) the Tasty Baking Company Restricted Stock Incentive Plan (the "Restricted Stock Plan"), a copy of which is attached to this Proxy Statement as Appendix B. The Restricted Stock Plan authorizes the Long Term Incentive Plan Committee to grant awards of shares of Common Stock to key employees of the Company conditioned upon the achievement of designated performance targets. The purpose of the Restricted Stock Plan is to provide key employees with additional incentives, beyond their base compensation, cash bonuses, fringe benefits and other perquisites, to contribute to the long term growth of the Company's earnings and shareholder value. The Board of Directors believes that the Restricted Stock Plan will enable the Company to attract and retain executive personnel of exceptional ability.

     The following is a summary of the key provisions of the Restricted Stock Plan.

     1. NUMBER OF SHARES. The aggregate maximum number of shares authorized to be issued under the Restricted Stock Plan is 200,000 shares of the Company's Common Stock, adjusted for any stock dividend, stock split or other subdivision or combination of the Common Stock.

     2. ADMINISTRATION. The Restricted Stock Plan is administered by the Long Term Incentive Plan Committee (the "Committee"). The members of the Committee must be comprised of directors who satisfy the requirements of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and to the extent feasible, the requirements of "outside directors" within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee consists of Judith M. von Seldeneck, Chairperson, and G. Fred DiBona, Jr.

     3. ELIGIBILITY. The employees of the Company and its subsidiaries who are eligible to participate in the Restricted Stock Plan include any corporate officer (other than Secretary or any assistant officer), any individual who serves in an Executive I or Executive II position, and any other employee designated as a "key employee" by the Board ("Executives"). The class of eligible employees was determined on the basis of those employees with the greatest managerial responsibility for the success of the business and affairs of the Company. The Company currently has 16 employees who are eligible. Directors of the Company who are not also Executives or "key employees" are not eligible to participate.

     4. TERM OF RESTRICTED STOCK PLAN. If approved by the shareholders, the Restricted Stock Plan will be effective as of December 31, 2000 and will terminate on December 31, 2010. The Board reserves the right to terminate the Restricted Stock Plan prior to such date without prejudice to the holders of any then outstanding awards which have not yet been vested.

     5.  RESTRICTED STOCK AWARDS.

         a. General Description. The Restricted Stock Plan authorizes the Committee to make conditional grants of shares of Common Stock ("Target Share Awards") to Executives which will be earned upon the achievement of certain performance targets ("Target") during the applicable "Measurement Period." The Target Share Award may, but need not, include an amount of money representing cumulative dividends paid with respect to shares of Common Stock, the record dates of which fall within the Measurement Period, to the extent the Executive earns the Target Share Award. Shares may be distributed to the Executive at the beginning of the Measurement Period, subject to forfeiture, or may be withheld and distributed only at such time as the Measurement Period has terminated and it is determined by the Committee that the Target has been achieved, either in whole or in part. No payment is made by the Executive for the Target Share Award.

         b. Termination of Employment. An Executive forfeits his Target Share Award for each Measurement Period not then completed if his employment with the Company is terminated during the Measurement Period for any reason other than on account of his retirement after achieving normal retirement age or on early retirement with the permission of the Board, or by reason of death or disability under the Company's long term disability program. Absent express provisions in the Target Share Award which may be controlling, the Committee has the discretion to determine, on a case by case basis, whether and the extent to which an Executive shall have any rights in or to the Target Share Award under these circumstances.

         c. Establishment of Targets and Measurement Periods. The Committee has the discretion to determine the specific performance target as to which any Target Share Award shall be subject, and the Measurement Period over which such Target must be achieved. However, a Measurement Period shall be not less than one entire fiscal year.

     6. INTERPRETATION. The Committee has the power to set, alter or change the rules, guidelines and regulations for the administration of the Restricted Stock Plan, and to interpret the Restricted Stock Plan and any and all guidelines, rules and regulations so adopted. The Committee shall also determine whether and to what extent any Target has been achieved. The determinations by the Committee will be conclusive and binding on all Executives and their beneficiaries.

     7. AMENDMENTS. The Board may, from time to time, in its discretion, amend or supplement any provision of the Restricted Stock Plan, in whole or in part; provided however, no amendment shall be made to modify the requirements for eligibility for participation or to increase materially either the benefits accruing to participants or the number of shares which may be issued under the Restricted Stock Plan unless approved by the shareholders of the Company, and no amendment shall adversely affect the rights of participants under the Restricted Stock Plan with respect to outstanding Target Share Awards.

     8. ANTI-DILUTION. The number of shares authorized to be issued under the Restricted Stock Plan, the number of shares subject to any outstanding Target Share Award, and the nature of the securities which may be issued under the Restricted Stock Plan, in each case shall be adjusted as a result of stock splits, stock dividends, or other subdivisions or combinations of the Common Stock, or reorganizations, mergers, consolidations, dividends or reclassifications affecting the Company.

     9. CHANGE OF CONTROL. In the event of a change of control of the Company which occurs prior to the completion of a Measurement Period, in the absence of controlling provisions in a Target Share Award, the Committee in its discretion, may (i) accelerate the vesting of all or any portion of a Target Share Award, (ii) eliminate or modify the Target with respect to a Target Share Award, or (iii) effect any combination of the foregoing.

     Due to the nature of the Restricted Stock Plan, the benefits to be received by or allocated to the named Executives as a group cannot be determined. At December 31, 2000, the Committee made Target Share Awards of 109,500 shares of Common Stock in the aggregate to sixteen Executives. The Target for these awards is the achievement of a compound annualized increase in earnings per share of 10% per year for fiscal years 2001 through 2003 over earnings per share for fiscal year 2000. In the event that the compound annualized increase in earnings per share is less than 6% during the Measurement Period, the entire Target Share Award will be forfeited. If a 6% compound annualized increase in earnings per share is achieved, 50% of the Target Share Award will be earned. If a 12% or greater compound annualized increase in earnings per share is achieved, 125% of the Target Share Award will be earned. If the compound annualized increase in earnings per share falls between 6% and 12%, the portion of the Target Share Award which is earned is roughly prorated between 50% and 125%. Messrs. Watts, Pettine, Woite, Nagle and Kyle received Target Share Awards of 50,000, 10,000, 6,000, 6,000 and 6,000 shares, respectively. All Executive Officers as a group (7 persons) received in the aggregate 90,000 shares of Common Stock under these Target Share Awards.

FEDERAL TAX CONSEQUENCES OF RESTRICTED STOCK PLAN

     The following is a summary of the principal federal tax consequences of the Restricted Stock Plan, based on tax laws and regulations in effect on the date of this proxy statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal tax aspects of the plan.

     If a Target Share Award provides for the transfer of shares of Common Stock following the close of the applicable Measurement Period, no taxable income will be recognized by the recipient of the Target Share Award upon the grant of the Award. To the extent that the applicable Target is achieved at the end of the Measurement Period, and a corresponding number of shares are transferred to the recipient thereafter, the fair market value of the shares on the date of transfer and any accumulated cash dividends paid to the recipient pursuant to the Target Share Award will be taxed as ordinary compensation income to the recipient at that time. The Company will be entitled to a deduction for corporate income tax purposes equal to the amount included in the recipient's income and will incur an expense for financial reporting purposes in the same amount. In addition, the fair market value of the shares on the date of transfer and the accumulated cash dividends will be treated as wages and subject to federal Social Security and Medicare taxes.

     The Company will reduce the amount of the accumulated cash dividends by the amount required to satisfy its tax withholding obligations in connection with the transfer of shares and cash dividends. If the cash dividends are not sufficient to satisfy the tax withholding obligation, the number of shares of stock transferred to the recipient will be reduced by that number of shares having a fair market value on the date of transfer equal to the balance of the withholding taxes, unless the recipient transfers a sufficient amount of cash to the Company immediately prior to the transfer.

VOTE REQUIRED FOR APPROVAL

     The Restricted Stock Plan is subject to approval by the affirmative vote of at least a majority of the votes cast at the annual meeting by all shareholders entitled to vote thereon.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE RESTRICTED STOCK PLAN.

     RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS - PROPOSAL NO. 3

     Shareholders will be asked to approve the selection by the Company of PricewaterhouseCoopers LLP as independent certified public accountants for the fiscal year ending December 29, 2001. PricewaterhouseCoopers LLP is the Company's present independent certified public accountant. Representatives of the firm will be present at the meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions by shareholders concerning the accounts of the Company.

     Although the submission to shareholders of the appointment of PricewaterhouseCoopers LLP is not required by law or the Company's By-Laws, the Board is submitting this question to shareholders. In the event shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF
PRICEWATERHOUSECOOPERS LLP.

                                OTHER BUSINESS

     The Board of Directors does not know of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters.

              SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action and consistent with the regulations of the Securities and Exchange Commission and the Company's By-Laws. All shareholder proposals to be considered for inclusion in the Company's proxy statement for the 2002 Annual Meeting must be received by the Company on or before December 1, 2001 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to Rule 14a-4 of the Exchange Act, if a shareholder notifies the Company after February 13, 2002 of an intent to present a proposal at the 2002 Annual Meeting, the proxy holders may exercise discretionary voting authority if and when the proposal is raised at the annual meeting without including any reference to the proposal in the proxy statement.

     The above summary sets forth only the procedures by which proposals may be properly brought before and voted upon at the Company's Annual Meeting and is subject to the Company's By-Laws. All shareholder proposals and notices should be directed to the Secretary of the Company at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.

                    ANNUAL REPORT ON FORM 10-K FILED WITH
                      SECURITIES AND EXCHANGE COMMISSION

     A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 30, 2000 may be obtained, without charge, by any shareholder, upon written request directed to the Secretary of the Company at 2801 Hunting Park Avenue, Philadelphia, Pennsylvania 19129.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   RONALD O. WHITFORD, JR.
                                   Secretary

                                  APPENDIX A

                             TASTY BAKING COMPANY
                           AUDIT COMMITTEE CHARTER

1. Committee Composition. The Audit Committee shall be composed of not less than three qualified and Independent (as defined and described in Attachment A hereto) Directors selected by the Board, one of whom shall be designated as Chairperson. Each member of the Committee shall serve for one year or until his or her successor has been appointed and qualified. The Chairperson and members of the Committee shall receive such compensation for their service on the Committee as the Board of Directors may determine from time to time.

2.   Purposes.  The purposes of the Audit Committee are:

     (a) To monitor the Company's accounting and financial reporting policies and practices and its internal controls;

     (b) To review with the independent auditors the Company's quarterly and annual financial statements;

     (c) To monitor the quality and objectivity of the Company's financial statements and the independent audit thereof; and

     (d) To act as a liaison between the Company's independent auditors and the full Board of Directors.

     The outside auditor for the Company is ultimately accountable to the Board of Directors and Audit Committee of the Company. The Audit Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

     The function of the Audit Committee is oversight in the sense that it is to watch closely, to maintain surveillance, carefully review relevant matters and make appropriate suggestions; it is management's responsibility to direct, manage and maintain appropriate systems for accounting and internal controls, and the auditor's responsibility to plan and carry out a proper audit.

3. Duties and Powers. To carry out its purposes, the Audit Committee shall have the following duties and powers:

     (a) To recommend to the Board of Directors the selection, retention or termination of external auditors and, in connection therewith, annually to receive, evaluate and discuss with the external auditors a formal written report from them setting forth all consulting or other relationships with the Company, which shall include specific representations as to their objectivity and independence;

     (b) To meet with the Company's external auditors, including private meetings as necessary, (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Company's financial statements, including any adjustments to such statements recommended by the auditors, or other results of said audit(s); (iii) to consider the auditors' comments with respect to the Company's financial policies, procedures and internal accounting controls and management's responses thereto; and (iv) to review the form of opinion the auditors propose to render to the Board of Directors and shareholders;

     (c) To review as a Committee with management and the outside auditors the audited financial statements to be included in the Company's Annual Report, Form 10-K to be filed with the Securities and Exchange Commission, and the matters required to be discussed by SAS No. 61;

     (d) To review as a Committee, or through the Committee chairman, with the outside auditors the Company's interim financial results to be included in the Company's Form 10-Q to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61;

     (e) To consider the effect upon the Company of any changes in accounting principles or practices proposed by management or the auditors;

     (f) To review the fees charged by the auditors for audit and non-audit services; and

     (g) To report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate.

4. Meetings. The Committee shall meet on a regular basis and is empowered to hold special meetings as circumstances require. The Committee shall regularly meet with the Chief Financial Officer of the Company.

5. Resources. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

6. Annual Charter Review. The Committee shall review this Charter at least annually and recommend any changes to the full Board of Directors.

                                 ATTACHMENT A
                                      TO
                           AUDIT COMMITTEE CHARTER
                                      OF
                             TASTY BAKING COMPANY

1. Independent Defined. To qualify as "Independent" for these purposes, Directors may have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

2. Membership Qualifications. In addition to the definition of Independent provided in paragraph 1 above, the following restrictions shall apply to every Audit Committee member:

     (a) Financial Literacy. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company's Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment.

     (b) Employees. A Director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Audit Committee until three years following termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the Director may serve on the Audit Committee after three years following the termination of the relationship between the Company and the former parent or predecessor of the Company.

     (c) Business Relationship. A Director (i) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company or (ii) who has a direct business relationship with the Company (e.g., a consultant) may serve on the Audit Committee only if the Company's Board of Directors determines in its business judgment that the relationship does not interfere with the Director's exercise of independent judgment. In making a determination regarding the independence of a Director pursuant to this paragraph, the Board of Directors should consider, among other things, the materiality of the relationship to the Company, to the Director and, if applicable, to the organization with which the Director is affiliated.

         "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A Director can have this relationship directly with the Company, or the Director can be a partner, officer or employee of an organization that has such a relationship. The Director may serve on the Audit Committee without the above-referenced Board of Directors' determination after three years following the termination of, as applicable, either (1) the relationship between the Company and the organization with which the Director is affiliated, (2) the relationship between the Director and his or her partnership status, shareholder interest or executive officer position, or (3) the direct business relationship between the Director and the Company.

     (d) Cross Compensation Committee Link. A Director who is employed as an executive of a corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

     (e) Immediate Family. A Director who is an Immediate Family member of an individual who is an executive officer of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of such employment relationship.

     (f) Independence Requirement of Audit Committee Members. Notwithstanding the requirements of subparagraphs 2(b) and 2(e) hereof, one Director who is no longer an employee or who is an Immediate Family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Audit Committee if the Company's Board of Directors determines in its business judgment that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

3.   Definitions.

     (a) "Immediate Family" includes a person's spouse, parents, children, siblings, fathers and mothers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

     (b) "Affiliate" includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

     (c) "Officer" shall have the meaning specified in Rule 16a-1(f) under the Securities Exchange Act of 1934, or any successor rule.

4. Written Affirmation. With respect to any subsequent changes to the composition of the Audit Committee, and otherwise approximately once each year, the Company should provide the New York Stock Exchange written affirmation in the form attached hereto and marked as Exhibit A regarding:

     (a) Any determination that the Company's Board of Directors has made regarding the independence of Directors pursuant to any of the subparagraphs above;

     (b) The financial literacy of the Audit Committee members;

     (c) The determination that at least one of the Audit Committee members has accounting or related financial expertise; and

     (d) The annual review and reassessment of the adequacy of the Audit Committee Charter.

                                  APPENDIX B

                             TASTY BAKING COMPANY
                       RESTRICTED STOCK INCENTIVE PLAN

                                  ARTICLE I
                                 INTRODUCTION

     1.1 PURPOSE. The purpose of the Plan is to provide Executives with additional incentives, beyond their base compensation, cash bonuses, fringe benefits and other perquisites, to contribute to the long term growth of the Company's earnings and shareholder value through the grant of conditional awards of shares of the Company's common stock.

     1.2 AGGREGATE SHARES SUBJECT TO THE PLAN. (a) The aggregate number of Shares that may be issued under this Plan will be two hundred thousand (200,000). Shares which are unissued, or issued Shares which are forfeited, may be used for the purposes of this Plan. Shares subject to conditional Target Share Awards which are not transferred, or had been transferred but are subsequently forfeited due to the failure to satisfy all of the applicable conditions, either in whole or in part, will be available for Target Share Awards under this Plan. No fractional shares of common stock shall be issued pursuant to the Plan.

     (b) In the event of a stock dividend, stock split, or other subdivision or combination of the common stock, the number of Shares authorized under the Plan will be adjusted proportionately. Similarly, in any such event there will be a proportionate adjustment in the number of Shares subject to any Target Share Awards which have not vested. In the event that the outstanding Shares are changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, division, reclassification, or combination, appropriate adjustment shall be made in the number of Shares and kind of common stock for which awards may be or may have been made under the Plan, to the end that the proportionate interests of Participants shall be maintained as before the occurrence of such event; provided, however, that in the event of any contemplated transaction which may constitute a Change of Control of the Company, the Committee may modify any and all outstanding awards, so as to accelerate, as a consequence of or in connection with such transaction, the vesting of a Participant's right to such awards or to terminate the forfeiture provisions of any awards under the Plan.

     1.3 EFFECTIVE DATE. The Plan will be effective as of December 31, 2000, subject to the approval of the shareholders of the Company.

                                  ARTICLE II
                                 DEFINITIONS

     As used herein, the following capitalized words and phrases will have the respective meanings set forth below:

     2.1 "BENEFICIARY" means the person, persons or entity designated by a Participant to receive Target Share Awards upon the death of the Participant.

     2.2 "BOARD" means the Board of Directors of the Company.

     2.3 "CHANGE OF CONTROL" means any of the following events:

     (a) any change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A or Item 1 of Form 8-K promulgated under the Exchange Act;

     (b) the acquisition by any person or group of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's outstanding securities then entitled to vote generally in the election of directors, excluding however acquisitions by the Company or any of its subsidiaries, or any employee benefit plan sponsored or maintained by the Company, or by a corporation pursuant to a reorganization, merger, consolidation, division or issuance of securities if the conditions described in clauses (f)(i) and (ii) below are satisfied;

     (c) if individuals who constitute the Board as of the date hereof ("Incumbent Board"), cease for any reason to constitute at least a majority of the Board during any twenty-four (24) month period; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board;

     (d) if the Company shall meet the delisting criteria of the New York Stock Exchange (or any successor stock exchange or automated trading system on which the Company's common stock is then traded);

     (e) if the Board shall approve the sale of all or substantially all of the assets of the Company or recommend the adoption of a plan of complete liquidation or dissolution of the Company; or

     (f) upon approval by the shareholders of the Company of a reorganization, merger, consolidation, division, or issuance of securities, in each case unless following such transaction (i) not less than sixty percent (60%) of the outstanding equity securities of the corporation resulting from or surviving such transaction and of the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned by the holders of the Company common stock immediately prior to such transaction in substantially the same proportions as their ownership immediately prior to such transaction, and (ii) at least a majority of the members of the board of directors of the resulting or surviving corporation were members of the Incumbent Board.

     2.4 "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     2.5 "COMMITTEE" or "LONG TERM INCENTIVE PLAN COMMITTEE" means a committee consisting solely of two or more members of the Board who are "Non-Employee Directors" within the meaning of Regulation 16b-3 under Section 16 of the Securities Exchange Act of 1934, as such regulation may be amended from time to time. To the extent feasible, the members of the Committee shall also be "outside directors" as that term is defined in the Treasury Regulations under
Section 162(m) of the Code. The members of the Committee shall be appointed from time to time by the Board. Initially, the Long Term Incentive Plan Committee of the Board shall be the Committee. No Executive may serve on the Committee.

     2.6 "COMPANY" means Tasty Baking Company, a Pennsylvania corporation, and any successor thereto.

     2.7 "EFFECTIVE DATE" means December 31, 2000.

     2.8 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and the regulations thereunder.

     2.9 "EXECUTIVE" means any corporate officer (other than Secretary or any assistant officer) or any individual in an Executive I or Executive II position, or any other employee designated as a "key employee" by the Board.

     2.10 "FISCAL YEAR" means the annual period on the basis of which the Company files its federal income tax returns.

     2.11 "MEASUREMENT PERIOD" means the period identified by the Committee with respect to a Target Share Award, which shall consist of not less than one whole Fiscal Year and may consist of two or more consecutive Fiscal Years. For purposes of any Target Share Award, the Measurement Period with respect thereto shall be identified by the first Fiscal year of such Measurement Period. Solely for purposes of illustration, a Measurement Period beginning in the Fiscal Year ending in the calendar year 2001 would be identified as the "2001 Measurement Period."

     2.12 "PARTICIPANT" means any Executive to whom Target Share Awards have been made which have not yet been completely vested or completed forfeited.

     2.13 "PLAN" means the Tasty Baking Company Restricted Stock Incentive Plan as set forth herein, and as from time to time amended.

     2.14 "SHARE" or "SHARES" means a share or shares of common stock of the Company, par value $.50.

     2.15 "TARGET" means the performance target specified pursuant to Section
3.1 below, with respect to a Target Share Award.

     2.16 "TARGET SHARE AWARD" means the conditional grant of Shares awarded to an Executive for any Measurement Period pursuant to Section 3.1 below, which may, but need not, include an amount of money representing cumulative dividends paid with respect to such Shares, the record dates of which were within the Measurement Period and prior to the actual transfer of the Shares to the Executive.

                                 ARTICLE III
                             TARGET SHARE AWARDS

     3.1 ELIGIBILITY. (a) Prior to the commencement of a new Fiscal Year or as soon as practical thereafter, the Committee shall determine whether a Measurement Period shall commence with such Fiscal Year, and if a Measurement Period shall commence with such Fiscal Year, the Committee shall identify those Executives who shall participate in the Plan for such Measurement Period. In that event, the Committee shall also prescribe the ending date of the Measurement Period, the Target with respect to such Measurement Period, the number of Shares comprising the Target Share Award with respect to each such Executive, and whether the Shares (i) will be transferred to the Executive only after the conclusion of the Measurement Period and to the extent the Target is achieved, or (ii) will be transferred to the Executive at the commencement of the Measurement Period, subject to forfeiture to the extent that the Target is not achieved. No member of the Board who is not also an employee of the Company shall be eligible to participate in the Plan.

     (b) The Target for a Measurement Period and the length of the Measurement Period shall reflect such performance goals as the Committee, in its discretion, shall determine to be appropriate to accomplish the purposes of this Plan as set forth in Section 1.1 above. Performance goals may vary among Measurement Periods and among Executives with respect to any single Measurement Period, and shall be based on such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, specified levels of earnings per share, return on investment, return on stockholders' equity, or sales increases. Similarly, the Committee shall determine whether and the extent to which the Shares available under any Executive's Target Share Award shall be earned to the extent that the Target is not achieved in full, or whether and the extent to which additional Shares shall be transferred to the Executive to the extent that the Target is exceeded.

     (c) Absent express terms of any Target Share Award to the contrary, in the event of a Change of Control that occurs prior to the ending date of the Measurement Period prescribed by the Committee with respect to a Target Share Award, the Committee, as it shall determine in its discretion, may (i) accelerate the vesting of all or any portion of the Target Share Award, (ii) eliminate or modify the Target with respect to the Target Share Award, or
(iii) any combination of the foregoing.

     (d) Each Target Share Award shall be evidenced by an agreement or other writing in such form as the Committee shall prescribe.

     3.2 SATISFACTION OF TARGET SHARE AWARD CONDITIONS. As soon as practicable following the close of a Measurement Period (including a Measurement Period that closes as a result of a Change of Control), the Committee shall determine the extent to which the applicable Target has been achieved or exceeded and, as a consequence thereof, the number of Shares to be distributed to each Executive selected to participate for such Measurement Period, or the number of previously-distributed Shares to be forfeited, as the case may be.

     3.3 FORFEITURE OF TARGET SHARE AWARDS. An Executive shall forfeit his Target Share Award for each Measurement Period for which he has been selected to participate if his employment with the Company is terminated during the Measurement Period for any reason other than the following:

     (i) on account of retirement after attaining the normal retirement age under the Company's tax-qualified pension plan, or such plan's early retirement age with the permission of the Board;

     (ii) on account of disability under the Company's long-term disability program; or

     (iii) death.

Absent express terms of any Target Share Award to the contrary, the Committee shall, in its sole discretion, determine whether and the extent to which the Executive (or his Beneficiary) shall have any rights in or to the Target Share Award if the Executive's employment is terminated during the Measurement Period under any of the circumstances described in clauses (i), (ii) or (iii) above.

     3.4 PAYMENT OF TARGET SHARE AWARDS. This Section 3.4 shall apply if the transfer of Shares upon achievement of the Target with respect to any Target Share Award is to be deferred until the close of the Measurement Period with respect to the Target Share Award. As soon as practicable following the determination of the number of Shares to be distributed to each Executive pursuant to Section 3.2 above, the Company shall provide written notice to each such Executive of the number of Shares to be distributed to him with respect to such Measurement Period, and the date of distribution with respect to such Shares, which date shall be no less than 10 days and no more than 20 days following the date of delivery of such notice. Except as provided in
Section 3.6 below, on such distribution date, the Company shall transfer stock certificates to each such Executive for the number of Shares so determined.

     3.5 VESTING OF STOCK AWARDS. This Section 3.5 shall apply if Shares are transferred to an Executive pursuant to a Target Share Award prior to achievement of the Target, subject to forfeiture of all or a portion of such Shares to the extent that the Target is not achieved in full. Upon transfer, the Executive shall be a shareholder with respect to such Shares and have all the rights of a shareholder with respect thereto, including the right to vote the Shares and receive dividends and all other distributions paid with respect to the Shares, provided that in no event shall such Shares be transferable by the Executive to any person without the express written consent of the Committee, and in any event such Shares shall remain subject to the restrictions set forth in the underlying Target Share Award. Stock certificates representing such Shares shall be imprinted with a legend to reflect such restrictions, and in aid thereof the Executive shall deposit such Shares with a stock power or other instrument of transfer, appropriately endorsed in blank, with the Company.

     3.6 TAX WITHHOLDING. (a) The Company will require as a condition of the transfer of Shares pursuant to Section 3.4 above, that the Executive deliver payment to the Company of an amount of money sufficient to satisfy all federal, state and local tax withholding obligations with respect to such Shares. Absent an election pursuant to subsection (b) below, such withholding obligations shall be satisfied by the Company's retention of that number of Shares which have become vested and earned under any Target Share Award having an aggregate value, when added to the amount of any money which can be withheld from other amounts, if any, paid to the Executive at the same time as such transfer, equal to the total amount of taxes required to be withheld.

     (b) At any time after the close of a Measurement Period but prior to the close of regular trading hours on the New York Stock Exchange on the date the Company notifies the Executive of the extent to which Shares have been vested and earned under the applicable Target Share Award, the Executive may make an election, by delivering written notice thereof to the Company's Chief Financial Officer, to receive the total number of Shares transferable under
Section 3.4 above and to make a cash payment to the Company in the amount of such withholding taxes. In that event, the Executive shall deliver sufficient funds to the Company by the close of the third business day following the date the Company gave notice to the Executive of the number of Shares vested and earned, and the issuance of the stock certificates shall be deferred pending delivery of such funds. If, notwithstanding his election, the Executive does not deliver sufficient funds to the Company by end of the third business day following such date, his election shall be deemed to be revoked and the Company shall satisfy its withholding obligations in accordance with subsection (a) above. An Executive shall not be permitted to make an election under this subsection (b) if the sale of any Shares by the Executive at any time within six months after the Share distribution date with respect to a Measurement Period could subject him to a lawsuit and liability under Section 16(b) of the Exchange Act.

     (c) The Company shall require as a condition of the transfer of Shares pursuant to Section 3.5 above, that the Executive shall pay to the Company an amount sufficient to satisfy all federal, state and local tax withholding obligations with respect to such Shares as such obligations accrue. In the event that the Executive has provided to the Company written notice that he intends to make an election under Section 83(b) of the Code to include the value of the Shares in his gross income for the taxable year of the transfer notwithstanding the restrictions set forth in the Target Share Award, the Executive shall deliver to the Company by the close of the third business day following the date of transfer sufficient funds to satisfy such tax withholding obligations. If, notwithstanding his election, the Executive does not deliver sufficient funds to the Company by such deadline, the Executive Shares shall forfeit such Shares immediately and shall not be eligible to participate in the Plan with respect to the applicable Measurement Period. In the absence of an election under Section 83(b) of the Code with respect to the Shares, the Company's withholding obligations shall be satisfied at the time such obligations accrue in the manner set forth in Section 3.6(a) above, absent an election by the Executive pursuant to Section 3.6(b) above.

                                  ARTICLE IV
                           AMENDMENT OR TERMINATION

     4.1 PLAN AMENDMENT. The Board, from time to time, in its discretion, may amend or supplement any provision of this Plan, in whole or in part, except as otherwise provided in this Article IV. Any such amendment will be effective as of the date specified therein and will be binding upon the Committee, all Executives and Beneficiaries, and all other persons claiming an interest under the Plan. Notwithstanding the above, (i) no amendment shall be made to modify the requirements for eligibility for a participation in the Plan or to increase materially either the benefits accruing to Participants under the Plan or the number of Shares which may be issued under the Plan unless approved by shareholders of the Company, and (ii) no amendment shall adversely affect the rights of Participants under the Plan with respect to outstanding awards, except to the extent required by law.

     4.2 PLAN TERMINATION. The Plan will terminate on December 31, 2010. Notwithstanding the foregoing, the Board reserves the right and, in its discretion, may elect to terminate this Plan as of any date prior to the expiration of the term of the Plan. Target Share Awards outstanding as of the termination date of the Plan will not be affected by termination of the Plan, unless the Board, in connection with such termination, elects to treat the Measurement Period with respect to each such Target Share Award as having closed and to distribute the maximum number of Shares distributable pursuant to such Target Share Awards to Executives as of such termination date.

                                    ARTICLE V
                                 ADMINISTRATION

     5.1 THE COMMITTEE. The Committee will administer the Plan.

     5.2 POWERS OF THE COMMITTEE. In carrying out its duties with respect to the general administration of the Plan, the Committee will have, in addition to any other powers conferred by the Plan or by law, the following powers:

     (a) to maintain all records necessary for the administration of the Plan;

     (b) to prescribe, amend, and rescind rules, guidelines and regulations for the administration of the Plan to the extent not inconsistent with the terms thereof;

     (c) to appoint such individuals and subcommittees as it deems appropriate for the conduct of its affairs, in carrying out its duties under the Plan and the administration of the Plan;

     (d) to employ counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan;

     (e) to interpret the Plan, any guidelines, rules or regulations adopted with respect to the Plan, or any agreement entered into with respect to a Target Share Award, and to determine whether and to what extent a Target has been achieved;

     (f) to make such other determinations and establish and change, from time to time, such other procedures as it deems necessary or advisable for the administration of the Plan; and

     (g) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan, except those reserved by the Board.

     5.3 DETERMINATIONS BY THE COMMITTEE. The Committee will interpret and construe the Plan, and its interpretations and determinations will be conclusive and binding on all Executives, Beneficiaries and any other persons claiming an interest under the Plan. The Committee's interpretations and determinations under the Plan need not be uniform, may be revised from time to time and may be made by it selectively among Executives, Beneficiaries and any other persons whether or not they are similarly situated.

     5.4 INDEMNIFICATION OF THE COMMITTEE. The Company will indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of such member's action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member's own recklessness, willful misconduct or failure to act in good faith. Expenses and liabilities against which a member of the Committee is indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof. This right of indemnification will be in addition to any other rights to which any member of the Committee may be entitled. The Company, at its own expense, may settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interest of the Company.

     5.5 EXPENSES OF THE COMMITTEE. The Company will pay all reasonable expenses of the Committee.

                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS

     6.1 HEADINGS. The headings of Articles, Sections and paragraphs are solely for convenience of reference. If there is any conflict between such headings and the text of this Plan, the text will control.

     6.2 GENDER. Unless the context clearly requires a different meaning, all pronouns will refer indifferently to persons of any gender.

     6.3 SINGULAR AND PLURAL. Unless the context clearly requires a different meaning, singular terms will also include the plural and vice versa.

     6.4 GOVERNING LAW. Except to the extent preempted by federal law, the construction and operation of the Plan will be governed by the laws of the Commonwealth of Pennsylvania without regard to the choice of law principles of such Commonwealth.

     6.5 SEVERABILITY. If any provision of this Plan is held illegal or invalid by any court or governmental authority for any reason, the remaining provisions will remain in full force and effect and will be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

     6.6 NO RIGHTS OF SHAREHOLDER. Neither an Executive nor his Beneficiary will be, or will have any of the rights and privileges of, a shareholder with respect to any Shares at any time prior to the issuance of the stock certificate, in accordance with Article III of the Plan.

     6.7 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in the Plan will be deemed to give any person the right to be retained in the employ of the Company or any affiliate thereof, or to interfere with the right of the Company and any affiliate to discharge any person at any time without regard to the effect that such discharge will have upon such person's rights or potential rights, if any, under the Plan.

     6.8 NOTICES. Unless otherwise specified in an agreement evidencing a Target Share Award, any notice to be provided under the Plan to the Committee will be mailed (by certified mail, postage prepaid) or delivered to the Committee in care of the Company at its executive offices, and any notice to an Executive or his Beneficiary will be mailed (by certified mail, postage prepaid) or delivered to that person at the current address shown on the records of the Company, or at such address as the Executive or his Beneficiary will provide to the Committee in accordance with this Section 6.8. No notice will be binding on the Committee until received by the Committee, and no notice will be binding on an Executive or his Beneficiary until delivered in person to such person or the third business following the day notice is mailed.

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                              TASTY BAKING COMPANY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 2001 AT 11:00 A.M.


        The undersigned hereby constitutes and appoints Carl S. Watts and John
M. Pettine, or any one of them (with full power to act alone), with full power of substitution, to vote all of the common stock of Tasty Baking Company which the undersigned has the full power to vote at the Annual Meeting of Shareholders of Tasty Baking Company to be held at the Germantown Cricket Club, Manheim & Morris Streets, Philadelphia, Pennsylvania 19144, and at any adjournments thereof, in the transaction of any business which may come before said meeting, with all the powers the undersigned would possess if personally present and particularly to vote each matter set forth, all as in accordance with the Notice of Annual Meeting and Proxy Statement furnished with this Proxy.

                           (CONTINUED ON OTHER SIDE)

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
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              - Please Detach and Mail in the Envelope Provided -


/X/ Please mark
    your votes as in this
    example.


                                               FOR        WITHHELD


1.  Election of Directors.                     / /         / /

                                                        NOMINEES:
                                                         Class 3
For, except vote withheld from the following             Philip J. Baur, Jr.
nominee(s)                                               Judith M. von Seldeneck



--------------------------------------


                                            FOR       AGAINST        ABSTAIN
2.  Adoption of the Tasty Baking Company    / /        / /              / /
    Restricted Stock Incentive Plan.

3.  Approval of the selection of            / /        / /              / /
    PricewaterhouseCoopers LLP as
    independent public accountants
    for the fiscal year ending
    December 29, 2001.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE INSTRUCTIONS OF THE BOARD OF DIRECTORS ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.



SIGNATURE(S) ______________________________ DATE ___________________________

(NOTE: Shareholder's signatures should be exactly as name appears hereon. All joint owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title, and, if more than one, all should sign.)

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